EMPLOYMENT AGREEMENT
THIS EMPLOYMENT AGREEMENT (“Agreement”) between Oasis Petroleum Inc., a Delaware corporation (the “Company”), and Taylor L. Reid (“Employee”), is entered into on and as of January 18, 2021 (the “Effective Date”).
WHEREAS, the Company currently employs Employee as one of its executive officers;
WHEREAS, the Company desires to continue to employ Employee in an executive capacity, and Employee likewise desires to continue to be employed by the Company;
NOW, THEREFORE, in consideration the mutual promises, covenants, representations, obligations and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:
1.Employment. The Company shall continue to employ Employee, and Employee accepts continued employment with the Company, upon the terms and conditions set forth in this Agreement beginning on the Effective Date. Unless earlier terminated pursuant to Section 4 below, the initial term of this Agreement shall begin on the Effective Date and end on March 20, 2024. The period from the Effective Date until the termination of Employee’s employment under this Agreement is referred to as the “Employment Period.” The Employment Period shall be automatically renewed and extended for a period of 12 months commencing on the March 20, 2024, and on each successive annual anniversary of the then-scheduled expiration of Employment Period, in each case unless either Employee or the Company gives notice of non-renewal to the other party on or prior to the 30th day prior to the then-scheduled expiration of the Employment Period. For the avoidance of doubt, the term “Employment Period” shall include any extensions of the period of employment pursuant to the auto-renewal provision included in this Section 1. To the extent Employee remains employed by the Company after the expiration of the Employment Period, such employment shall be subject to the terms and conditions to which the Company and Employee at that time shall agree.
2.Employee’s Duties; Other Interests; Duty of Loyalty.
(a)Positions. During the Employment Period, Employee shall serve as President and Chief Operating Officer of the Company (and/or in such other positions as the parties mutually may agree), with such customary duties and responsibilities as may from time to time be assigned to him by the Company’s Chief Executive Officer (the “CEO”), provided that such duties are at all times consistent with the duties of such positions. Employee agrees to serve without additional compensation, if elected or appointed thereto, in one or more offices of the Company or any of the Company’s Affiliates. For purposes of this Agreement, the term “Affiliate” shall mean any entity that owns or controls, is owned or controlled by, or is under common ownership or control with, the Company. Employee agrees to serve in the positions referred to herein and to perform all duties relating thereto diligently and to the best of his ability.
(b)Other Interests. Employee agrees, during the period of his employment by the Company, to devote his business time, energy and best efforts to the business and affairs of the Company and its Affiliates and not to engage, directly or indirectly, in any other business or businesses, regardless of whether similar to that of the Company, except with the prior written consent of the Company’s Board of Directors (the “Board”) or the Nominating, Environmental, Social & Governance Committee of the Board (the “NESG Committee”). The foregoing notwithstanding, the parties recognize and agree that Employee may (x) manage his personal, financial, and legal affairs; and (y) engage in professional, charitable or community activities or organizations that do not conflict with the business and affairs of the Company or interfere with Employee’s performance of his duties hereunder; provided, however, that Employee agrees that if the Board or NESG Committee determines that continued service with one or more of these entities described in clause (y) conflicts with the business and affairs of the Company or interferes with Employee’s duties hereunder and gives written notice of such to Employee, Employee will promptly resign from such position(s). Employee further agrees that Employee shall not become a director of any for profit entity without first receiving the approval of the NESG Committee.
(c)Duty of Loyalty. Employee acknowledges and agrees that Employee owes a fiduciary duty of loyalty, fidelity, and allegiance to use his reasonable best efforts to act at all times in the best interests of the Company. During the Employment Period, Employee agrees to comply with and, where applicable, enforce the policies of the Company, including without limitation such policies with respect to legal compliance, conflicts of interest, confidentiality, professional conduct and business ethics as are from time to time in effect. In keeping with these duties, Employee shall make full disclosure to the Company of all business opportunities pertaining to the Company’s business and shall not appropriate for Employee’s own benefit business opportunities concerning the subject matter of the fiduciary relationship. Employee shall cooperate with any investigation or inquiry authorized by the Board or conducted by a governmental authority related to the Company’s or an Affiliate’s business or the Employee’s conduct related to the Company or any Affiliate thereof.
3.Compensation and Benefits.
(a)Base Salary. As compensation for Employee’s performance of Employee’s duties hereunder, the Company shall pay to Employee an annual base salary of $500,000, (“Base Salary”), payable in accordance with the normal payroll practices of the Company, less required deductions for state and federal withholding tax, social security and all other employment taxes and payroll deductions. The Base Salary shall be reviewed for increases but not decreases by the Compensation Committee of the Board (the “Compensation Committee”) in good faith, based upon Employee’s performance and the Company’s pay philosophy. The term “Base Salary” shall refer to the Base Salary as may be in effect from time to time.
(b)Annual Bonus. During the Employment Period, Employee shall be eligible to receive an annual performance bonus payment (a “Performance Bonus”) for each calendar year pursuant to an annual cash performance bonus program (the “Bonus Plan”). Pursuant to the terms of the Bonus Plan, each annual Performance Bonus shall be payable based on the achievement of reasonable performance targets established in accordance herewith, and for each calendar year Employee’s target Performance Bonus shall be equal to 100% or such greater percentage as is determined by the Compensation Committee (the “Target Performance Bonus Percentage”) of Employee’s annual Base Salary in effect on the last day of the applicable calendar year; provided, however, that the Target Performance Bonus Percentage for a given year may be increased (but not decreased without the Employee’s written consent) by the Compensation Committee in its discretion. For each calendar year, the Compensation Committee will determine and establish in writing (i) the applicable performance targets, (ii) the percentage of annualized Base Salary payable to Employee if some lesser or greater percentage of the target annual performance is achieved, and (iii) such other applicable terms and conditions of the Bonus Plan necessary to be exempt from or to satisfy the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided in Section 6, any Performance Bonus that Employee becomes entitled to receive (as a result of the applicable performance targets ultimately being achieved) will be deemed earned on the last day of the calendar year to which such bonus relates and will be paid to Employee as soon as administratively feasible following preparation of the Company’s unaudited financial statements for the applicable calendar year, but in no event later than March 15 of the calendar year following the calendar year to which such Performance Bonus relates. For purposes of clarity, the reference in the preceding sentence to a Performance Bonus being deemed “earned” on the last day of the calendar year applies to a calendar year for which Employee is employed through the last day of the calendar year, except as otherwise provided in Section 6
(c)Initial Equity Grants. On the Effective Date, the Company shall grant Employee equity grants under the Company’s 2020 Long Term Incentive Plan, with respect to an aggregate target of 106,064 shares of the Company’s common stock (the “Initial Equity Grants”), which aggregate target number of shares shall be allocated as follows: (i) 25% to time-based restricted stock units, the award agreement for which are attached hereto as Exhibit B; (ii) 25% to relative total shareholder return performance share units, the award agreements for which are attached hereto as Exhibits C-1 and C-2; and (iii) 50% to absolute total shareholder return performance share units, the award agreements for which are attached hereto as Exhibits D1 and D2. The Initial Equity Grants shall be made pursuant to, and shall be subject to the terms and conditions set forth in, the award notices executed and delivered by Employee and the Company contemporaneously herewith, the award agreements, and the 2020 Long Term Incentive Plan.
(d)Equity Compensation. During the Employment Period and in addition to the Initial Equity Grants, Employee shall be eligible to participate in any equity compensation arrangement or plan offered by the Company to senior executives on such terms and conditions as the Compensation Committee shall determine. Other than for the Initial Equity Grants, nothing herein shall be construed to give Employee any rights to any amount or type of awards, or rights as a stockholder pursuant to any such plan, grant or award except as provided in such award or grant to Employee provided in writing and authorized by the Compensation Committee. For the avoidance of doubt, any grants previously awarded to Employee pursuant to the Company’s long-term incentive plan(s) that are outstanding on the Effective Date hereof shall continue to be governed by the terms and conditions of such plan(s), and the 11,000 Class B-1 Units of OMP GP, LLC awarded to Employee pursuant to the Incentive Unit Award Agreement dated as of May 22, 2017, shall continue to be governed by the terms and conditions of such agreement and the limited liability company agreement of OMP GP, LLC, as amended.

(e)Other Benefits.
(i)General. During the Employment Period, Employee shall be eligible to participate in benefit and additional incentive compensation plans generally offered by the Company to similarly situated executives, as in effect from time to time, including, without limitation, participation in the various health, retirement, life insurance, short-term and long-term disability insurance, parking and other executive benefit plans or programs provided to the executives of the Company in general, subject to the regular eligibility requirements with respect to each of such benefit plans or programs, and such other benefits or perquisites as may be approved by the Compensation Committee during the Employment Period. Employee shall be entitled to vacation in accordance with the Company’s plans, policies, programs and practices as in effect from time to time. The Company shall not, however, by reason of this Section 3(e)(i), be obligated to refrain from changing, amending, or discontinuing any such benefit plan or program, on a prospective basis, so long as any such changes are similarly applicable to similarly situated employees of the Company.
(ii)Business Expenses. The Company shall reimburse Employee for all reasonable business expenses incurred by Employee in the performance of his duties, which expenses will be subject to the oversight of the CEO and the Audit Committee of the Board (or such other designated committee of the Board) in the normal course of business and will be compliant with the Company’s reimbursement policies applicable from time to time to executives generally. Requests for reimbursement for such expenses must be accompanied by appropriate documentation. It is understood that Employee is authorized to incur reasonable business expenses for promoting the business of the Company, including, without limitation, reasonable expenditures for travel, lodging, meals and client or business associate entertainment. Employee is not permitted to receive a payment or other benefit in lieu of reimbursement under this Section 3(e)(ii). Notwithstanding the foregoing, and for the avoidance of doubt, any expenditures by Employee must comply with the Company’s Code of Business Conduct and Ethics and any similar written policies applicable to the Employee, in each case as in effect from time to time.
4.Termination of Employment. Unless otherwise agreed to in writing by the Company and Employee, Employee’s employment hereunder may be terminated under the following circumstances:
(a)Death. Employee’s employment hereunder shall terminate upon his death.
(b)Disability. The Company may terminate Employee’s employment for Disability by giving Notice of Termination at least 30 days prior to the Date of Termination. If Employee does not return to the substantial performance of his duties on a full-time basis within 30 days of such Notice of Termination, Employee’s employment under this Agreement shall be terminated due to Disability, and such termination will not be a breach of this Agreement by the Company. For purposes of this Agreement, “Disability” means Employee’s physical or mental impairment that prevents him from being able to perform his essential job functions under this Agreement (with or without reasonable accommodation, as may be required by applicable law) for a period of 180 days in any 12-month period.
(c)Cause; Suspension and Investigation. The Company has the right to terminate Employee’s employment for Cause by providing Employee with a Notice of Termination, and such termination will not be a breach of this Agreement by the Company. The Company may suspend Employee with pay pending an investigation authorized by the Company or a governmental authority or a determination by the Company whether Employee has engaged in acts or omissions constituting Cause, and such paid suspension shall not constitute Good Reason or a termination of this Agreement or Employee’s employment. For purposes of this Agreement, “Cause” means the occurrence of any one or more of the following events, as determined in good faith by the independent members of the Board and set forth in an express resolution of the independent members of the Board:
(i)Employee’s conviction of a misdemeanor involving moral turpitude or a felony;
(ii)Employee’s having engaged in grossly negligent or willful misconduct in the performance of his duties for the Company, including, but not limited to, the willful failure to follow any lawful express directive of the Board or CEO, within the reasonable scope of Employee’s substantive duties, which actions have had a material detrimental effect on the Company;
(iii)Employee’s breach of any material provision of this Agreement or breach of any material written Code of Conduct or other similar policy of the Company, in any material respect;
(iv)Employee’s having engaged in conduct that is materially injurious to the Company (including, without limitation, misuse or misappropriation of the Company’s funds or other property); or
(v)Employee’s committing an act of fraud;
provided, however, that the Company must give Employee written notice of the acts or omissions constituting Cause within 60 days after an officer of the Company (other than Employee) first learns of the occurrence of such event, and no termination shall be for Cause under clause (ii), (iii), (iv), or (v) contained in this Section 4(c) unless and until Employee fails to cure such acts or omissions within 30 days following receipt of such written notice. The Company hereby represents that, as of the Effective Date, the Board of Directors is not aware of any facts or circumstances that would constitute Cause under this Agreement or “Cause” (as such term was defined in Employee’s Fifth Amended and Restated Employment Agreement dated as of March 20, 2018, as amended (the “Prior Agreement”)) under the Prior Agreement.
(d)Good Reason. Employee may terminate Employee’s employment with the Company for Good Reason, and such termination will not be a breach of this Agreement by

Employee. For purposes of this Agreement, “Good Reason” shall mean the occurrence without the written consent of Employee, of one of the following arising on or after the Effective Date:
(i)a material reduction in Employee’s annual Base Salary or Target Performance Bonus Percentage;
(ii)the failure by the Company to continue to provide Employee with the opportunity to participate in any material equity incentive compensation plan in which the Employee was participating as of the Effective Date (or any comparable successor plan); provided, however, that Employee acknowledges that the Initial Equity Grants constitute participation in the Company’s material equity incentive compensation plans for the three fiscal year period ending December 31, 2023;
(iii)a material diminution in Employee’s authority, status, title, position, duties or responsibilities (including the removal of or failure to reappoint or reelect Employee to any positions specified in Section 2(a) of this Agreement, except in connection with the termination of Employee for Cause, due to Employee’s death or Disability, or by Employee voluntarily without Good Reason);
(iv)the assignment to Employee of any duties or responsibilities that are materially inconsistent with such status, title, position or responsibilities;
(v)a permanent relocation in the geographic location at which Employee must perform services to a location more than 50 miles from the location at which Employee normally performed services immediately before the relocation;
(vi)a requirement that Employee report to an officer other than the CEO; or
(vii)any other action or inaction that constitutes a material breach by the Company of this Agreement.
Neither a transfer of employment among the Company and any of its Affiliates nor the Company or an Affiliate entering into a co-employer relationship with a personnel services organization constitutes Good Reason. In the case of Employee’s allegation of Good Reason, (A) Employee shall provide notice to the Company of the event alleged to constitute Good Reason within 60 days after the occurrence of such event, and (B) the Company shall have the opportunity to remedy the alleged Good Reason event within 30 days from receipt of notice of such allegation. If not remedied within that 30-day period, Employee may submit a Notice of Termination pursuant to Section 5(a); provided, however, that the Notice of Termination must be given no later than 30 days after the expiration of such 30-day period; otherwise, Employee is deemed to have accepted such event, or the Company’s remedy of such event, that may have given rise to the existence of Good Reason; provided further that such acceptance shall be limited to the occurrence of such event and shall not waive Employee’s right to claim Good Reason with respect to future similar events. Employee hereby acknowledges that there are no facts or circumstances as of the Effective Date that constitute Good Reason and, for the avoidance of doubt, hereby waives the right to allege Good Reason with respect to any events by the Company or any other person prior to the Effective Date.
(e)Without Cause. The Company has the right to terminate Employee’s employment under this Agreement without Cause at any time by providing Employee with a Notice of Termination.
(f)Without Good Reason. Employee may voluntarily terminate employment with the Company without Good Reason at any time by providing the Company with a Notice of Termination.
5.Termination Procedure.
(a)Notice of Termination. Any termination of Employee’s employment occurring in accordance with the terms of Section 4 (other than by reason of Employee’s death) shall be communicated to the other party by written notice that (i) indicates the specific termination provisions of this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for the termination, and (iii) specifies the Date of Termination (a “Notice of Termination”), and that is delivered to the other party in accordance with Section 9(b) hereof. Any purported notice of non-renewal pursuant to Section 1 shall be deemed a Notice of Termination for purposes of this Section 5(a).
(b)Date of Termination. For purposes of this Agreement, “Date of Termination” means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that if Employee’s employment is terminated by reason of his death, the Date of Termination shall be the date of death of Employee.
(c)Deemed Resignation. Any Notice of Termination shall be deemed to also be Employee’s resignation as an officer, director, employee, manager or other service provider of the Company and each Affiliate thereof, as well as from all other positions Employee holds with the Company or any of its Affiliates. Employee agrees to execute any and all documentation of such resignations upon request by the Company, but he shall be treated for all purposes as having so resigned upon the Date of Termination (as set forth in the Notice of Termination), regardless of when or whether he executes any such documentation.
6.Obligations of the Company Upon Termination. In the event Employee’s employment under this Agreement terminates during the Employment Period the Company will provide Employee with the payments and benefits set forth below; provided, however, that no such payments or benefits that constitute a deferral of compensation within the meaning of Section 409A of the Code, or as otherwise required by Section 409A, shall be paid or provided to Employee prior to the date of Employee’s “separation from service” with the Company (within the meaning of Section 409A(a)(2)(A)(i) of the Code and Treasury Regulation Section 1.409A-1(h)) (“Separation from Service”) or as otherwise provided by Section 9(i) below.

(a)For Cause or Without Good Reason. In the event Employee’s employment is terminated by the Company for Cause or by Employee without Good Reason, the Company shall pay to Employee (i) any unpaid portion of the Base Salary through the Date of Termination at the rate then in effect, (ii) any unpaid Performance Bonus earned in the calendar year prior to the Date of Termination, (iii) unreimbursed Business Expenses through the Date of Termination, and (iv) such employee benefits, if any, as to which Employee may be entitled pursuant to the terms governing such benefits. The amounts, if any, set forth in clauses (i), (ii), (iii), and (iv) shall be collectively referred to herein as the “Accrued Payments.” The Accrued Payments shall be paid at the time and in the manner required by applicable law but in no event later than 30 business days after the Date of Termination, with the exception of clause (ii), which shall be paid at the time provided in and in accordance with Section 3(b), and clause (iv), which shall be paid or provided at the time and otherwise in accordance with the terms of the applicable benefit plans in effect from time to time.
(b)Without Cause or For Good Reason. In addition to the Accrued Payments, in the event Employee’s employment is terminated by the Company without Cause or by Employee for Good Reason, , the Company shall, subject to the satisfaction by Employee of the Severance Conditions (as defined below), pay to Employee an amount equal to the Performance Bonus that Employee would have been entitled to receive pursuant to Section 3(b) hereof for the calendar year of termination based on actual achievement of the Company performance targets, multiplied by a fraction, the numerator of which is the number of days during which Employee was employed by the Company in the calendar year of Employee’s termination, and the denominator of which is 365 or 366, as applicable (the “Pro-Rata Bonus”), payable as soon as administratively feasible following preparation of the Company’s unaudited financial statements for the applicable calendar year, but in no event later than March 15 of the calendar year following the calendar year to which such Performance Bonus relates. In addition, the Company shall provide Employee with the following (the “Severance Benefits”), contingent upon satisfaction by Employee of the Severance Conditions, as defined below:
(i)Payment of an amount (the “Separation Payment”), payable at the time and in the manner provided below in Section 6(g), equal to the sum of:
(1)the product of 1.5X Employee’s Base Salary as of the Date of Termination or, if greater, before any reduction not consented to by Employee); plus
(2)the product of 1.5X the product of (1) the Employee’s annual Base Salary as of the Date of Termination or, if greater, before any reduction not consented to by Employee, and (2) the Employee’s Target Performance Bonus Percentage as of the Date of Termination (or, if greater, the Target Performance Bonus Percentage in effect before any reduction not consented to by Employee);
provided, however, that, if Employee is terminated by the Company without Cause prior to the 15-month anniversary of the Effective Date, the multiple referred to in each of subparagraphs (1) and (2) shall instead be 2X (however, for the avoidance of doubt, such 2X multiple shall not apply with respect to a termination by Employee for Good Reason, regardless of when such termination occurs); provided further that if a Change in Control

(as defined below) occurs during the Employment Period and (x) Employee is terminated by the Company without Cause on or within 18 months following such Change in Control or (y) Employee terminates employment for Good Reason on or within 18 months following such Change in Control, and any such termination constitutes a Separation from Service, then the multiple referred to in each of subparagraphs (1) and (2) shall instead be 2.5X; and
(ii)The right to receive COBRA Reimbursements (as defined in Section 6(e) below) for 18 months following the Date of Termination, subject to the provisions of Section 6(e).
The term “Change in Control” has the meaning set forth in the Company’s 2020 Long Term Incentive Plan; provided, however, that a Change in Control shall not include the Company’s emergence from Chapter 11 bankruptcy in November 2020 or the issuance or cancellation of securities or change in the composition of the Board pursuant thereto.
(c)Death or Disability. In the event Employee’s employment terminates by reason of his death or Disability, Employee (or his estate) shall be entitled to receive:
(i)the Accrued Payments;
(ii)subject to the satisfaction by Employee of the Severance Conditions (in the case of a termination by reason of Disability only), a Pro-Rata Bonus for the calendar year of termination, payable as soon as administratively feasible following preparation of the Company’s unaudited financial statements for the applicable calendar year, but in no event later than March 15 of the calendar year following the calendar year to which such Pro-Rata Bonus relates;
(iii)subject to the satisfaction by Employee of the Severance Conditions (in the case of a termination by reason of Disability only), an amount, payable in a lump sum within 60 days of the Date of Termination, equal to 12 months of Employee’s Base Salary as of the Date of Termination, or, if greater, before any reduction not consented to by Employee; and
(iv)subject to the satisfaction by Employee of the Severance Conditions (in the case of a termination by reason of Disability only), the right to receive (or, in the case of death, the right of the Employee’s surviving spouse to receive) COBRA Reimbursements for 18 months following the Date of Termination, subject to the provisions of Section 6(e).
(d)Non-Renewal of Employment Period. In the event Employee’s employment terminates by reason of the Company’s non-renewal of the Employment Period, Employee (or his estate) shall be entitled to receive COBRA Reimbursements for 12 months following the Date of Termination, subject to the provisions of Section 6(e). For the avoidance of doubt, except with respect to the COBRA Reimbursements or as may be expressly provided in any notice of award executed by the Company in connection with any equity grant to Employee, the non-renewal of the Employment Period shall not constitute a termination of this Agreement that results in the payment of any severance benefits, vesting of unvested equity grants or any other benefits.
(e)COBRA Reimbursements. If Employee is eligible to elect and elects to continue coverage for himself and his spouse and eligible dependents under the Company’s group medical, hospitalization, and dental plans pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), or similar state law, the Company shall reimburse Employee on a monthly basis for the amount Employee pays to effect and continue such coverage under COBRA (the “COBRA Reimbursements”); provided, however, that (x) Employee shall notify the Company in writing within five days after he becomes eligible after the Date of Termination for group medical, hospitalization, or dental plan insurance coverage, if any, through subsequent employment or otherwise and Employer shall have no further obligation to provide the COBRA Reimbursements after Employee becomes eligible for group medical, hospitalization, or dental insurance plan coverage due to subsequent employment or otherwise; and (y) if Employee (or his spouse) is eligible for Medicare or a similar type of governmental medical benefit, such benefit shall be the primary provider before Employer medical benefits are provided. Employee shall send monthly invoices to the Company reflecting COBRA premiums paid by the last day of the month following the month in which the applicable premiums were paid by Employee and any COBRA Reimbursements due shall be made within 15 days of receipt of such invoices. For the avoidance of doubt, the COBRA Reimbursements are taxable and subject to withholding.
(f)Post-Termination Release. Notwithstanding any other provisions of this Agreement, it shall be a condition to Employee’s right to receive any payments or benefits pursuant to this Section 6 (with the exception of the Accrued Payments) that Employee (or Employee’s estate, as applicable) execute and deliver to the Company, and not revoke, an effective waiver and release agreement in the form attached hereto as Exhibit A (the “Release”) within the time period set forth therein (and in all events within 50 days following Employee’s termination of employment) with all periods for revocation thereof having expired (the “Severance Conditions”). The form of the Release may be modified by the Company to reflect changes required by applicable law or regulations.
(g)Payment of Separation Payment. The Separation Payment shall be paid as follows:
(i)If the Separation Payment is greater than the Section 409A Exempt Amount (defined below), then —
(1)the Section 409A Exempt Amount shall be paid in substantially equal monthly installments over a period of 12 months beginning on the first payroll date that occurs on or after the 60th day following the Date of Termination, and
(2)the excess of the Separation Payment over the Section 409A Exempt Amount shall be paid in a single lump sum no later than 60 days after the Date of Termination.

(ii)If the Separation Payment is equal to or less than the Section 409A Exempt Amount, then the Separation Payment shall be paid in equal monthly installments over a period of months (limited to 24 such months) determined by dividing (x) the Separation Payment by (y) the Employee’s monthly Base Salary as of the Date of Termination, commencing in payment on the first business day of the third month following the Date of Termination, but only if the Date of Termination constitutes a Separation from Service.
For purposes of this Agreement, the “Section 409A Exempt Amount” is two times the lesser of (x) Employee’s annualized compensation based upon the annual rate of pay for services provided to the Company for the calendar year preceding the calendar year in which Employee has a Separation from Service with the Company (adjusted for any increase during that year that was expected to continue indefinitely if Employee had not separated from service) and (y) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Employee has a Separation from Service.
(h)Exclusive Compensation and Benefits. The compensation and benefits described in this Section 6, along with the associated terms for payment, constitute all of the Company’s obligations to Employee with respect to the termination of Employee’s employment. Nothing in this Agreement, however, is intended to limit any earned, vested benefits (other than any entitlement to severance or separation pay, if any) that Employee may have under the applicable provisions of any benefit plan of the Company in which Employee is participating on the Date of Termination, any rights Employee may have to continue or convert coverage under certain employee benefit plans in accordance with the terms of those plans and applicable law, or any rights Employee may have under long-term incentive or equity compensation plan.
(i)Offset. Employee agrees that the Company may set off against, and Employee authorizes the Company to deduct from, the Separation Payment due under Section 6(b)(i), to Employee, or to his estate, heirs, legal representatives, or successors, any amounts that may be due and owing to the Company or an Affiliate by Employee, whether arising under this Agreement or otherwise; provided, however, that no such offset may be made with respect to amounts payable that are subject to the requirements of Section 409A of the Code unless the offset would not result in a violation of the requirements of Section 409A of the Code.
(j)No Duty to Mitigate. Employee shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation or benefit earned by Employee as a result of employment by another employer, self-employment earnings, or by retirement benefits.
(k)Section 280G. Notwithstanding anything to the contrary in this Agreement, Employee expressly agrees that if the payments and benefits provided for in this Agreement or any other payments and benefits that Employee has the right to receive from the Employers and their Affiliates (collectively, the “Payments”), would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the Payments shall be either

(a) reduced (but not below zero) so that the present value of the Payments will be one dollar ($1.00) less than three times Employee’s “base amount” (as defined in Section 280G(b)(3) of the Code) and so that no portion of the Payments received by Employee shall be subject to the excise tax imposed by Section 4999 of the Code or (b) paid in full, whichever produces the better net after-tax position to Employee. The reduction of Payments, if any, shall be made by reducing first any Payments that are exempt from Section 409A of the Code and then reducing any Payments subject to Section 409A of the Code in the reverse order in which such Payments would be paid or provided (beginning with such payment or benefit that would be made last in time and continuing, to the extent necessary, through to such payment or benefit that would be made first in time). The professional firm engaged by the Company for general tax purposes as of the day prior to the date of the event that might reasonably be anticipated to result in Payments that would otherwise be subject to the excise tax will perform the foregoing calculations. If the tax firm so engaged by the Company is serving as accountant or auditor for the acquiring company, the Company will appoint a nationally recognized tax firm to make the determinations required by this Section 6(k). The Company will bear all expenses with respect to the determinations by such firm required to be made by this Section 6(k). The Company and Employee shall furnish such tax firm such information and documents as the tax firm may reasonably request in order to make its required determination. The tax firm will provide its calculations, together with detailed supporting documentation, to the Company and Employee as soon as practicable following its engagement. If a reduced Payment is made or provided and, through error or otherwise, that Payment, when aggregated with other payments and benefits from Employers (or their Affiliates) used in determining if a “parachute payment” exists, exceeds one dollar ($1.00) less than three times Employee’s base amount, then Employee shall immediately repay such excess to the Company.
7.Protection of Information.
(a)General. The parties acknowledge that during the Employment Period, the Company will disclose to Employee or provide Employee with access to trade secrets or confidential information (“Confidential Information”) of the Company or its Affiliates; and/or place Employee in a position to develop business goodwill on behalf of the Company or its Affiliates; and/or entrust Employee with business opportunities of the Company or its Affiliates. As part of the consideration for the compensation and benefits to be paid to Employee hereunder; to protect the trade secrets and Confidential Information of the Company and its Affiliates that have been and will in the future be disclosed or entrusted to Employee, the business good will of the Company and its Affiliates that has been and will in the future be developed in Employee, or the business opportunities that have been and will in the future be disclosed or entrusted to Employee by the Company and its Affiliates; and as an additional incentive for the Company to enter into this Agreement, the Company and Employee agree to the following obligations relating to unauthorized disclosures, non-competition and non-solicitation.
(b)Confidential Information; Unauthorized Disclosure.
(i)Employee shall not, whether during the Employment Period or thereafter, without the written consent of the Board or a person authorized thereby, disclose to any person, other than an executive of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Employee of his duties as an executive of the Company, any Confidential Information, including but not limited to technology, know-how, processes, maps, geological and geophysical data, other proprietary information and any information whatsoever of a confidential nature; provided, however, that Confidential Information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by Employee) or any information that Employee may be required to disclose by any applicable law, order, or judicial or administrative proceeding, provided that Employee first notifies the Company to facilitate a possible protective order and thereafter discloses only the minimum amount of Confidential Information required. Within 14 days after the termination of Employee’s employment for any reason, Employee shall return to the Company all documents and other tangible items containing Company information that are in Employee’s possession, custody or control. Employee agrees that all Confidential Information of the Company exclusively belongs to the Company, and that any work of authorship relating to the Company’s business, products or services, whether such work is created solely by Employee or jointly with others, and regardless of whether such work is Confidential Information, shall be deemed exclusively belonging to the Company.
(ii)Nothing in this Agreement will prohibit or restrict Employee from responding to any inquiry, or otherwise communicating with, any federal, state or local administrative or regulatory agency or authority or participating in an investigation conducted by any governmental agency or authority. Employee cannot be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. As a result, the Company and Employee shall have the right to disclose trade secrets in confidence to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. Each of the Company and Employee also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Agreement is intended to conflict with that right or to create liability for disclosures of trade secrets that are expressly allowed by the foregoing.
8.Non-Competition.
(a)During the Employment Period and for a period of 12 months thereafter, Employee shall not, directly or indirectly for Employee or for others, engage in or become interested financially in as a principal, executive, partner, stockholder, agent, manager, owner, advisor, lender, guarantor of any person engaged in any Competing Business (as defined below) in the Restricted Area (as defined below); provided, however, that Employee shall not be prohibited from owning 2.5% or less of the outstanding equity securities of any entity whose equity securities are listed on a national securities exchange or publicly traded in any over-the-counter market; provided, however, that neither Employee nor any of his Affiliates, together or alone, has the power, directly or indirectly, to control or direct or is involved in the management or affairs of any such corporation that is a Competing Business.
(b)Certain Definitions.
(i)The term “Competing Business” means any business, individual, partnership, firm, corporation or other entity engaged in, or actively seeking to be in engaged in, the acquisition, exploration, exploitation, development, production and/or operation of oil and gas properties.
(ii)The term “Restricted Area” means any area within a county or parish in which any all or a portion of any hydrocarbon interest or other real property of the Company or its Affiliates is located either during the Employment Period or as of the Employee’s Date of Termination. The parties stipulate that the foregoing is a reasonable area restriction because the area identified is the market area with respect to which Employee will help the Company provide its products and services, help analyze, and/or receive access to Confidential Information.
(c)Non-Solicitation. Employee undertakes toward the Company and is obligated, during the Employment Period and for a period of 12 months thereafter, in the Restricted Area or in the metropolitan area in which any headquarters or office of the Company or any of its Affiliates is located, not to:
(i)solicit or hire, directly or indirectly for Employee or for others, in any manner whatsoever, in the capacity of employee, executive, consultant or in any other capacity whatsoever, one or more of the employees, executives, directors or officers or other persons (hereinafter collectively referred to as “Company Employees”) who at the time of solicitation or hire, or in the one-year period prior thereto, are or were working full-time or part-time for the Company or any of its Affiliates and not to endeavor, directly or indirectly, in any manner whatsoever, to encourage any of said Company Employees to leave his or her job with the Company or any of its Affiliates and not to endeavor, directly or indirectly, and in any manner whatsoever, to incite or induce any client of the Company or any of its Affiliates to terminate, in whole or in part, its business relations with the Company or any of its Affiliates; or
(ii)solicit any client or customer of the Company, with whom Employee has had direct contact with, or about whom Employee has Confidential Information, to terminate or modify its relationship with the Company that exists on the Date of Termination or that existed any time during the 12 months prior to the Date of Termination.
(d)Enforcement and Reformation. It is the desire and intent of the parties that the provisions of this Section 8 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Section 8 shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable. Such deletion shall apply only with respect to the operation of such provisions of this Section 8 in the particular jurisdiction in which such adjudication is made. In addition, if the scope of any restriction contained in this Section 8 is too broad to permit enforcement thereof to its fullest extent, then such restriction shall be enforced to the maximum extent permitted by law, and Employee hereby consents and agrees that such scope may be judicially modified in any proceeding brought to enforce such restriction.
(e)Remedies. In the event of a breach or threatened breach by Employee of the provisions of this Section 8, Employee acknowledges that money damages would not be sufficient remedy, and the Company shall be entitled to specific performance, injunction and such other equitable relief as may be legally appropriate to enforce the restrictions contained herein, without providing any bond and irrespective of any requirement of necessity or other showing. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach or any other breach of this Agreement. For purposes of this Section 8, references to the Company shall include the Company’s Affiliates.
9.General Provisions.
(a)Survival. The termination of the Employment Period shall not impair the rights or obligations of any party that have accrued prior to such termination or that by their nature or terms survive termination of the Employment Period, including, without limitation, the Company’s obligations under Section 6 and Employee’s obligations under Sections 7 and 8, and this Section 9, and such other provisions hereof as may so indicate shall survive and continue in full force and effect in accordance with their respective terms, notwithstanding any termination of the Employment Period.
(b)Notices. Any notice provided for in this Agreement shall be in writing and shall be delivered (i) personally, (ii) by certified mail, postage prepaid, (iii) by Federal Express or other reputable courier service regularly providing evidence of delivery (with charges paid by the party sending the notice), or (iv) by facsimile or a PDF or similar attachment to an email, provided that such telecopy or email attachment shall be followed within one (1) business day by delivery of such notice pursuant to clause (i), (ii) or (iii) above. Any such notice to a party shall be addressed at the address set forth below (subject to the right of a party to designate a different address for itself by notice similarly given):
If to Employee, at:
Taylor L. Reid
At the most recent address on file with the Company

If to the Company, at:
Oasis Petroleum Inc.
Attn: Nickolas J. Lorentzatos
Executive Vice President & General Counsel
1001 Fannin Street, Suite 1500
Houston, Texas 77002
(c)Entire Agreement; No Duplication or Elimination of Rights. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to employment of Employee by the Company, and consequently, without limiting the scope of the foregoing, all understandings and agreements preceding the date of execution of this Agreement and relating to such subject matter hereof, including, without limitation, the Prior Agreement, are hereby null and void and of no further force and effect. Notwithstanding the foregoing, (i) the parties expressly acknowledge and agree that Section 7 of the Prior Agreement, as well as the comparable provisions of each of Employee’s predecessor employment agreements with the Company that were amended and restated prior to or in connection with the execution of the Prior Agreement (collectively, “Existing Section 7 Obligations”), shall survive and continue in full force and effect in accordance with their respective terms, and Employee shall abide by the Existing Section 7 Obligations as if the terms thereof were incorporated herein; and (ii) for the avoidance of doubt, this Agreement shall not result in the duplication or elimination of any rights, compensation or benefits to which Employee may be (or become) entitled or vested under any employee compensation or benefit plan of the Company (including, without limitation the Company’s 2010 Long Term Incentive Plan, the Company’s 2020 Long Term Incentive Plan or any successor plan thereto, and any equity awards outstanding thereunder, but excluding any severance plan or the severance provisions under the Prior Agreement).
(d)No Conflict. Employee represents and warrants that Employee is not bound by any employment contract, restrictive covenant, or other restriction preventing Employee from carrying out Employee’s responsibilities for the Company, or that is in any way inconsistent with the terms of this Agreement. Employee further represents and warrants that Employee shall not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.
(e)Successors and Assigns. This Agreement shall inure to the benefit of, be enforceable by, and be binding on (x) Employee and his heirs, executors and personal representatives, and (y) the Company and its successors and assigns. The obligations of Employee hereunder are personal and may not be assigned or delegated by him or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer, except by will or the laws of descent and distribution. For the avoidance of doubt, and without limiting the generality of the foregoing, a termination of Employee’s employment by a successor or assign of the Company shall have the same legal effect under this Agreement as if the Company itself had terminated such employment.

(f)Governing Law. This Agreement will be governed by the substantive laws of the State of Texas, without regard to conflicts of law, and by federal law where applicable. If any part of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will not be affected in any way.
(g)Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Employee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.
(h)Withholding. All payments and benefits under this Agreement are subject to withholding of all applicable taxes.
(i)Code Section 409A. This Agreement is intended to comply with the requirements of Section 409A of the Code, and shall be interpreted and construed consistently with such intent. The payments to Employee pursuant to this Agreement are also intended to be exempt from Section 409A of the Code to the maximum extent possible, under either the separation pay exemption pursuant to Treasury regulation §1.409A-1(b)(9)(iii) or as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4), and for such purposes, each payment to Employee under this Agreement shall be considered a separate payment. In the event the terms of this Agreement would subject Employee to taxes or penalties under Section 409A of the Code (“409A Penalties”), the Company and Employee shall cooperate diligently to amend the terms of the Agreement to avoid such 409A Penalties, to the extent possible. To the extent any amounts under this Agreement that constitute a deferral of compensation within the meaning of Section 409A of the Code are payable by reference to Employee’s “termination of employment,” such term and similar terms shall be deemed to refer to Employee’s Separation from Service. Employee hereby agrees to be bound by the Company’s determination of its “specified employees” (as such term is defined in Section 409A of the Code) provided such determination is in accordance with any of the methods permitted under the regulations issued under Section 409A of the Code. Notwithstanding any other provision in this Agreement, to the extent any payments made or contemplated hereunder constitute nonqualified deferred compensation, within the meaning of Section 409A, then (i) each such payment that is conditioned upon Employee’s execution of a release and that is to be paid or provided during a designated period that begins in one taxable year and ends in a second taxable year, shall be paid or provided in the later of the two taxable years and (ii) if Employee is a specified employee (within the meaning of Section 409A of the Code) as of the date of Employee’s Separation from Service, each such payment that is payable upon Employee’s Separation from Service and would have been paid prior to the six-month anniversary of Employee’s Separation from Service, shall be delayed until the earlier to occur of (A) the first day of the seventh month following Employee’s Separation from Service and (B) the date of Employee’s death. Any reimbursement payable to Employee pursuant to this Agreement shall be conditioned on the submission by Employee of all expense reports reasonably required by Employer under any applicable expense reimbursement policy, and shall be paid to Employee within 30 days following receipt of such expense reports, but in no event later than the last day of the calendar year following the calendar year in which Employee incurred the reimbursable expense. Any amount of expenses eligible for reimbursement, or in-kind benefit provided, during a calendar year shall not affect the amount of expenses eligible for reimbursement, or in-kind benefit to be provided, during any other calendar year. The right to any reimbursement or in-kind benefit pursuant to this Agreement shall not be subject to liquidation or exchange for any other benefit.
(j)Compensation Recoupment. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the compensation payable pursuant to this Agreement shall not be deemed fully earned or vested, even if paid or distributed to Employee, if such compensation or any portion thereof is deemed incentive compensation and subject to recovery, or “clawback,” by Company pursuant to the provisions of the Dodd-Frank Act and any rules or regulations promulgated thereunder or by any stock exchange on which the Company’s common stock is listed (the “Rules”). In addition, Employee hereby acknowledges that this Agreement may be amended as necessary and/or shall be subject to any recoupment policies adopted by Company to comply with the requirements and/or limitations under the Dodd-Frank Act and the Rules or any other federal or stock exchange requirements, including by expressly permitting (or, if applicable, requiring) Company to revoke, recover, and/or clawback any compensation payable pursuant to this Agreement that is deemed incentive compensation.
(k)Cooperation. Employee agrees, during and after the Employment Period, and for a period of five years after the date of Termination, to provide information, assistance and cooperation to the Company and its Affiliates, as may be reasonably required by the Company and its Affiliates, including but not limited to the transition of his most recent role and his attendance and truthful testimony with respect to the Company’s or its Affiliates’ investigation, analysis, resolution, defense and/or prosecution of any existing and/or future claims, disputes or disagreements with respect to any and all matters about which Employee has knowledge, or should have knowledge, by virtue of his employment with the Company or otherwise; provided, however, that after Termination, such request for assistance shall not reasonably interfere with Employee’s then current employment and not exceed 20 hours in any 12-month period, and Company shall pay Employee $300 per hour for his time. The Company will take reasonable steps to ensure that such assistance shall be given during regular business hours at locations and times mutually agreed upon by Employee and the Company, except with respect to mandated court appearances for which Employee will make himself available upon reasonable notice. In addition, Employee shall be entitled to receive prompt reimbursement for all reasonable travel expenses incurred by him in accordance with such cooperation, provided that Employee properly accounts for such expenses in accordance with the Company’s policies and procedures.
(l)Company Policies. Employee shall be subject to additional policies of the Company and its Affiliates as they may exist from time-to-time, including, without limitation, policies with regard to stock ownership by senior executives and policies regarding trading of securities.
(m)Legal Fees. The Company shall reimburse Employee for all reasonable legal fees and expenses incurred by Employee in connection with the negotiation and review of this Agreement and any ancillary documents entered into contemporaneously with the execution of this Agreement; provided, however, that Employee shall be required to submit documentation of such legal fees within 30 days of the Effective Date and the amount of such reimbursable fees and expenses shall not exceed $17,000 in the aggregate (with such amount to be paid within 30 days following the submission of expense documentation).
(n)Indemnification. Employee shall be indemnified by the Company as provided in the Company’s Bylaws and Certificate of Incorporation, and pursuant to applicable law. The obligations under this Section 9(n) shall survive termination of the Employment Period. During the Employment Period and thereafter (with respect to events occurring during the Employment Period), the Company also shall provide Employee with coverage under its current directors’ and officers’ liability policy to the same extent that it provides such coverage to its other executive officers.
(o)Counterparts. This Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument.
[Remainder of Page Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
/s/ Taylor L. Reid__________________
Taylor L. Reid
OASIS PETROLEUM INC.
By:_/s/ Douglas E. Brooks___________
Douglas E. Brooks
Chief Executive Officer and Board Chair

[Signature Page to Reid Employment Agreement]

EXHIBIT A
FORM OF
WAIVER AND RELEASE AGREEMENT
Pursuant to the terms of the Employment Agreement effective as of January 18, 2021 between Oasis Petroleum Inc. (the “Company”) and Taylor L. Reid (“I” or “me”), as amended, attached hereto as Exhibit A (the “Employment Agreement”), the Company will provide me the separation benefits described below (“Separation Benefits”) in exchange for my execution of, non-revocation of, and agreement to this Waiver and Release Agreement (this “Release”). As used in this Release, “Released Parties” includes (i) Company and its past and present directors, officers, employees, agents, insurers, and the predecessors, successors and assigns of each of the foregoing entities and persons (collectively referred to for purposes of this definition of “Released Parties” as the “Company Group”), (ii) all of the past and present affiliates (including all direct and indirect parent companies and all wholly or partially owned subsidiaries) of the Company Group, including, but not limited to, Oasis Petroleum LLC and Oasis Petroleum North America LLC, and each of the foregoing entities’ and persons’ respective directors, officers, employees, agents, insurers, predecessors, successors and assigns (collectively referred to as the “Affiliates”), and (iii) the Company Group’s and each of its Affiliates’ respective employee benefit plans and the respective past, present and future fiduciaries and agents of each such plan (collectively referred to as the “Benefit Plans”). All capitalized terms used but not defined herein shall have the respective meanings set forth in the Employment Agreement.
I understand that signing this Release is an important legal act. I acknowledge that I have been and am, with this Release, advised in writing to have an attorney (chosen by me and at my own cost) review this Release before signing it. I understand that, in order to be eligible to receive the Separation Benefits, I must sign (and return to the Company) this Release on or before ______________,1 not revoke it, and otherwise comply with its terms. I acknowledge that I have been given at least 21 calendar days to consider whether to accept the Separation Benefits and whether to execute this Release.
The Separation Benefits consist of __________________. By its execution hereof, the Company (x) confirms and acknowledges that I am entitled to the Separation Benefits in accordance with the Employment Agreement and (y) without limiting the generality of the foregoing, agrees to make the payments contemplated by this paragraph on or before the date or dates specified in the Employment Agreement, subject to this Release not having been revoked by me.
I acknowledge that (a) the Separation Benefits represent all payments and benefits I am entitled to pursuant to the Employment Agreement, (b) the Separation Benefits are being provided to me in satisfaction of all rights I have pursuant to the Employment Agreement, and (c) I will not be entitled to any future benefits under the Employment Agreement except as expressly set forth in this Release; provided, however, that, for the avoidance of doubt, Employee is not releasing his rights to receive performance share units that, under the express
1 50th day after the Date of Termination.

provisions of the grant notices for Initial Equity Grants are required to be delivered after the date hereof.
. All Separation Benefits will be provided in accordance with, and are subject to, all terms and conditions of the Employment Agreement as modified by this Release.
In exchange for the Separation Benefits, and other good and valuable consideration described herein, which is in addition to any money or benefits to which I am already entitled, I, and anyone claiming through me or on my behalf, hereby knowingly and voluntarily waive and release the Released Parties from any and all claims, demands, actions, liabilities, and damages, whether currently known or unknown, that I know have or have ever had against the Company or any of the other Released Parties arising out of or relating in any way to my employment with or separation from employment with the Company and its Affiliates (including, but not limited to, severance payments under any severance plans, bonus payments under any bonus programs or policies of the Company or any Affiliate thereof or otherwise other than the Separation Benefits). This Release is intended to be as broad as the law allows, and the claims waived and released me include, but are not limited to:
(a)all claims that were or could have been asserted by me or on my behalf under: (i) the Age Discrimination in Employment Act, as amended (“ADEA”) (including the Older Workers’ Benefit Protection Act (“OWBPA”)); and (ii) any other federal, state, local, employment, services or other law, regulation, ordinance, constitutional provision, executive order or other source of law, including without limitation under any of the following laws, as amended from time to time: Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§ 1981 & 1981a, the Americans with Disabilities Act, the Equal Pay Act, the Lilly Ledbetter Fair Pay Act of 2009, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the Fair Credit Reporting Act, the Texas Labor Code including Chapter 21 of the Texas Labor Code; Dallas Municipal Ordinance 24927; the Texas Anti-Retaliation Act; the North Dakota Human Rights Act (N.D.C.C. 14-02.4); and Chapter 270302 of the North Dakota Administration Code;
(b)all claims that were or could have been asserted by me or on my behalf: (i) in any federal, state, or local court, commission, or agency; or (ii) under any common law theory including, without limitation, breach of contract (oral, written or implied), invasion of privacy, infliction of emotional distress, tortious interference, fraud, estoppel, unjust enrichment, statutory, regulatory, and common law “whistleblower” claims; and and/or claims related to defamation, slander, wrongful termination, and any other contract, tort or other common law claim of any kind;
(c)all claims arising under the Employee Retirement Income Security Act of 1974, except for any claims relating to vested benefits under the Benefit Plans; and
(d)all claims arising out of or related in any way to my employment, compensation, other terms and conditions of my employment, or termination from employment with the Company, including, without limitation, all claims for any compensation payments, bonus, severance pay, equity, or any other compensation or benefit.
I understand this Release does not apply to any claims or rights that may arise after the date that I sign this Release, the consideration for this Release, any claim for unemployment benefits or workers’ compensation, vested rights under the Benefit Plans as applicable on the date I sign this Release (other than any rights to any payments of severance benefits or bonuses (including, but not limited to, pursuant to the Employment Agreement), which rights are waived and relinquished herein in consideration of my receipt of the Separation Benefits), and any claims that the controlling law clearly states may not be released by settlement. I also understand that this Release does not in any way waive or impact my rights under the Indemnification Agreement, dated November 19, 2020, by and between the Company and me, or the Indemnification Agreement, dated September 25, 2017 by and between Oasis Midstream Partners LP and me. I acknowledge and agree that I have (i) received all compensation due me as a result of services performed for the Company or any of its Affiliates with the receipt of my final paycheck; (ii) been reimbursed for all business expenses appropriately incurred in furtherance of my employment with the Company or any of its Affiliates; (iii) reported to the Company or any Affiliate thereof any and all work-related injuries incurred by me during my employment by the Company or any Affiliate thereof; and (iv) been properly provided any leave of absence because of my or a family member’s health condition and have not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave.
Further, I expressly represent that no promise or agreement that is not expressed in this Release has been made to me in executing this Release. I acknowledge that I have made my own investigation of the facts in determining whether to execute this Release. I agree that I have consulted, or had an opportunity to consult with, an attorney or a representative of my own choosing, if any, and that I am not relying on any statement, representation, understandings, or advice from the Company or its agents or attorneys (other than those expressly set forth in this Release) in executing this Release. I agree that this Release is valid, fair, adequate and reasonable, is with my full knowledge and consent, was not procured through fraud, duress or mistake and has not had the effect of misleading, misinforming or failing to inform me. I knowingly waive any claim that this Release was induced by any misrepresentation or nondisclosure and any right to rescind or avoid this Release based upon presently existing facts, known or unknown. The parties stipulate that the Company, in entering into this Release, is relying on these representations and warranties, all of which survive the execution of this Release.
I acknowledge that my receipt of the Separation Benefits is not an admission by any one or more of the Released Parties that they engaged in any wrongful or unlawful act or that they violated any federal or state law or regulation. The Company and the other Released Parties expressly deny any such wrongful or unlawful act. I acknowledge that neither the Company nor any Affiliates thereof has promised me continued employment or represented to me that I will be rehired in the future. I acknowledge that and the Company and I contemplate an unequivocal, complete and final dissolution of my employment relationship. I acknowledge that this Release does not create any right on my part to be rehired by the Company or any Affiliate thereof, and I waive any right to future employment by the Company or any Affiliate thereof.

The validity of this Release shall be construed under Texas law, without regard to its choice of law rules. Should any of the provisions set forth in this Release be determined to be invalid by a court, agency or other tribunal of competent jurisdiction, it is agreed that such determination shall not affect the enforceability of other provisions of this Release. I acknowledge that this Release sets forth the entire understanding and agreement between me and the Company and its Affiliates concerning the subject matter of this Release and supersedes any prior or contemporaneous oral and/or written agreements or representations, if any, between me and the Company or any Affiliate thereof; except, however, this Release shall not in any way affect, modify, or nullify any agreement I have entered into with the Company or any Affiliate thereof that contains any other obligation regarding confidentiality or intellectual or other property that I have to the Company or any of its Affiliates. Specifically, I confirm and agree to continue to abide by the continuing obligations under Section 7 of the Employment Agreement, including, without limitation, following termination of my employment with the Company.
This Release may be modified only in a written agreement signed by both parties, and any party’s failure to enforce this Release in the event of one or more events that violate this Release shall not constitute a waiver of any right to enforce this Release against subsequent violations. Whenever possible, each provision of this Release shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Release is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Release.
I acknowledge that I have read this Release, have had an opportunity to ask questions, have it explained to me, and that I understand that this Release will have the effect of knowingly and voluntarily waiving any action I might pursue, including breach of contract, personal injury, retaliation, discrimination on the basis of race, age, sex, national origin, disability, or any other claims arising prior to the date of this Release. By execution of this Release, I do not waive or release or otherwise relinquish any legal rights I may have that are attributable to or arise out of acts, omissions, or events of the Company or any Affiliate thereof that occur after the date I sign this Release.
I agree that I will keep the terms of this Release, and discussions leading to and terms of payment confidential and that I will not disclose, directly or indirectly, such terms to third persons except that I may disclose the terms of this Release to my legal and financial advisors (and my spouse), but as to all such persons and companies the disclosure must be made with the condition that the persons or companies receiving such information maintain the information in strict confidence. I specifically agree not to disclose the terms of this payment and this Release to any present or former employees of the Company or any of its Affiliates. I will give the Company immediate notice and a copy of any subpoena or other legal requirement that requires me to make any otherwise prohibited disclosure, prior to making any such disclosure to the extent practicable, to permit the Company to seek a protective order or other appropriate relief.
I understand that following the seven-day revocation period stated below, this Release will become final and binding. I promise that I will not file a lawsuit based on any claim that I have settled by this Release. If I break this promise, I agree to pay all of the Company’s or any of its Affiliates’ costs and expenses (including reasonable attorneys’ fees) related to the defense of any claims. This promise not to sue does not apply to claims that I may have under the OWBPA and the ADEA. Although I am releasing claims that I may have under the OWBPA and the ADEA, I understand that I may challenge the knowing and voluntary nature of this Release under the OWBPA and the ADEA before a court, the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), or any other federal, state or local agency charged with the enforcement of any employment laws. I understand, however, that if I pursue a claim against the Company or any Affiliate thereof under the OWBPA and/or the ADEA, a court has the discretion to determine whether the Company or its Affiliate is entitled to restitution, recoupment, or set-off (hereinafter “reduction”) against a monetary award obtained by me in the court proceeding. A reduction never can exceed (x) the amount I recover or (y) the consideration I received for signing this Release, whichever is less. I also recognize that the Company and its Affiliates may be entitled to recover costs and attorneys’ fees incurred by the Company or any Affiliate thereof as specifically authorized under applicable law.
I further understand that nothing in this Release generally prevents me from filing a charge or complaint with, reporting possible violations of federal law or regulation or law to, or from participating in an investigation or proceeding conducted by the EEOC, NLRB, or any other federal, state or local agency charged with the enforcement of any employment laws, although by signing this Release I am waiving my right to monetary recovery based on claims asserted in such a charge or complaint. I do not need the prior authorization of the Company to make any such reports or disclosures, and I am not required to notify the Company that I have made such reports or disclosures. Furthermore, the U.S. Defend Trade Secrets Act of 2016 provides that: (a) an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (b) an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal, and (B) does not disclose the trade secret, except pursuant to court order. Nothing in this Release prohibits or creates liability for any such protected conduct. I understand that I have until ______________,2 which is at least 21 calendar days from the day I received this Release, in which to consider whether to sign this Release. Any modification of this Release, whether material or immaterial, will not restart the 21-calendar day consideration period set forth above. I understand that I may revoke this Release for seven days after the date I sign it, and this Release will not become enforceable until this seven-day period has expired (the “Effective Date”). If I revoke this Release, it shall be null and void. Any revocation must be made in writing and delivered within the seven days to Nickolas J. Lorentzatos, Executive Vice President, General Counsel & Corporate Secretary. I acknowledge, understand, and agree that I release and waive claims through the date I sign this Release,
2 50th day after the Date of Termination.

knowingly and voluntarily, in exchange for consideration in addition to anything of value to which I am already entitled.
This Release may be executed in multiple counterparts (including by facsimile or electronic transmission in .pdf format), each of which, taken together, shall constitute one and the same instrument.
[Remainder of Page Left Blank; Signature Page Follows]

I have read and understand the Release set forth above. I accept the consideration stated above and agree to be bound by the terms of this Release.
Date:                     Signed
Taylor L. Reid
ACCEPTED AND AGREED:
OASIS PETROLEUM INC.
By:___________________________
Name:
Title:

EXHIBIT B
RESTRICTED STOCK UNIT GRANT AGREEMENT
[See Attached.]

EXHIBIT C-1
RELATIVE TSR PERFORMANCE SHARE UNIT GRANT AGREEMENT
(RUSSELL 2000)

EXHIBIT C-2
RELATIVE TSR PERFORMANCE SHARE UNIT GRANT AGREEMENT
(OIL & GAS INDUSTRY PEER GROUP)
[See Attached.]

EXHIBIT D-1
ABSOLUTE TSR PERFORMANCE SHARE UNIT GRANT AGREEMENT
(THREE-YEAR)
[See Attached.]

EXHIBIT D-2
4-YEAR ABSOLUTE TSR PERFORMANCE SHARE UNIT GRANT AGREEMENT
(FOUR-YEAR)
[See Attached.]